Exhibit 10.3

Amendment 1 to Executive Employment Agreement

Dated as of September 29, 2021

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) dated as of the date first set forth above (the “Amendment Date”) is entered into by and between Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”) and Christer Rosén (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement, dated as of September 1, 2021 (the “Original Agreement”), and now desire to amend the Original Agreement as set forth herein in order to correct certain typographical errors therein, and pursuant to Section 14 of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendments. Pursuant to Section 14 of the Original Agreement, the Original Agreement is hereby amended as follows, with such amendments to be deemed effective as of the Effective Date:

(a)	The first sentence of Section 1(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

The term of this Agreement (the “Initial Term”) shall begin as of the Effective Date and shall end on the earlier of (i) the third (3rd) anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with the terms herein.

(b)	Section 3(d)(1) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

For Cause. In the event that the Company terminates the Term or Executive’s employment hereunder with Cause, with the existence of “Cause” to be determined by the Board, then in such event, subject to Section 3(g), (i) the Company shall pay to Executive any unpaid Base Salary and benefits then owed or accrued, and any unreimbursed expenses, pursuant to the terms of Section 2(d), incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) any unvested portion of any equity granted to Executive under any agreements with the Company (collectively, the “Equity Grants”) shall immediately be forfeited as of the termination date without any further action of the Parties; and (iii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(c)	The first sentence of Section 10 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Any shares of Common Stock or other securities of the Company that may be issued or granted to the Executive hereunder or pursuant to any other agreement between the Company and the Executive in connection with the transactions contemplated herein may be referred to as the “Securities”, and Executive represents and warrants to the Company as set forth in this Section 10 with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

(d)	The first sentence of Section 14 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

This Agreement and any other agreement entered into between the Company and Executive with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Executive’s employment by the Company.

3.	Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Agreement to the “Agreement” shall now be deemed a reference to the Original Agreement as amended by this Amendment.

4.	Miscellaneous.

(a)	The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

(b)	This Amendment and the rights and obligations of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(c)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Date.

Jupiter Neurosciences, Inc.

By:	/s/ Nicholas Hemmerly
Name:	Nicholas Hemmerly
Title:	Board of Directors, Chair Compensation Committee

Executive:

By:	/s/ Christer Rosén
Name:	Christer Rosén

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